T.Rowe Price Active Crypto ETF S-1A

Exhibit 10.4

MASTER CUSTODIAN AGREEMENT

This Agreement is made as of March 26, 2026 (this “Agreement”), between each T. Rowe Price entity identified on Appendix A and each T. Rowe Price entity which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Trust”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, each Trust desires for the Custodian to provide certain custodial services relating to securities and other assets of the Trust;

WHEREAS, the Custodian is willing to provide the services upon the terms contained in this Agreement; and

WHEREAS, each Trust is an exchange-traded product and will issue and redeem its shares (the “Shares”) only in aggregations of Shares known as “Creation Units,” generally in exchange for a specified cash payment, as more fully described in the currently effective prospectus and most recently filed registration statement (collectively, the “Prospectus”).

SECTION 1.     DEFINITIONS. In addition to terms defined elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“Authorized Participants” means those entities that have entered into an Authorized Participant Agreement with the Trust, the Sponsor and the Trust’s transfer agent.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country. The factors include but are not limited to risks arising from the country’s political environment, economic and financial infrastructure; prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

“Digital Assets” means an asset that is issued and/or transferred using distributed ledger or blockchain technology, including, but not limited to, so-called “virtual currencies,” “coins” and “tokens”.

“Domestic securities” means securities held within the United States.

“Exchange” means the NYSE Arca, Inc. or such other exchange as is specified by a Trust to the Custodian in writing.

“Foreign Assets” means a Trust’s Foreign securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions in those investments.

“Foreign securities” means securities held primarily outside of the United States.

“Held outside of the United States” means not held within the United States.

“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or a foreign sub-custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

“Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from a Trust, the Sponsor, or an individual or organization duly authorized by the Trust or the Sponsor. The term includes standing instructions.

“SEC” means the U.S. Securities and Exchange Commission.

“UCC” means the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time.

“Underlying Portfolios” means a group of investment companies as defined in Section 12(d)(1)(F) of the 1940 Act.

“Underlying Shares” means shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act).

“Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by the Trust to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

SECTION 2.	EMPLOYMENT OF CUSTODIAN.

SECTION 2.1     GENERAL. Each Trust hereby employs the Custodian as a custodian of (a) securities and cash of each of the Trust and (b) other assets of each of the Trust that the Custodian agrees to treat as financial assets. Each Trust agrees to deliver to the Custodian (i) all securities and cash of the Trust, (ii) all other assets of each Trust that the Trust desires the Custodian, and the Custodian is willing, to treat as a financial asset, and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement. The holding of confirmation statements or similar legal documents that identify Underlying Shares or other financial assets as being recorded in the Custodian’s name on behalf of the Trust will be custody for purposes of this Section 2.1. This Agreement does not require the Custodian to accept an asset that is not a security for custody hereunder or to treat any asset that is not a security as a financial asset if such acceptance or treatment would violate applicable law or applicable written policies or procedures of the Custodian. Furthermore, except as otherwise agreed in writing with the applicable Trust, the Custodian will only accept custody of securities and other assets that it is operationally equipped and licensed to hold in the relevant market where it provides custodial services either directly or through an existing sub-custodian and may decline to accept custody of certain securities or asset types that it determines present an unacceptable risk profile or that it or its sub-custodians are not operationally equipped or permitted to hold under any law or regulation.

Without limiting the foregoing, the Custodian further reserves the right, in its sole discretion, to decline to accept custody of, and provide services with respect to, any Digital Asset. For the avoidance of doubt, the parties agree that the Custodian is not providing any custody services pursuant to this Agreement with respect to any Digital Assets.

SECTION 2.2     SUB-CUSTODIANS. Upon receipt of Proper Instructions, the Custodian shall on behalf of a Trust appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by the Trust in the Proper Instructions. The Custodian may place and maintain each Trust’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Sections 5.

Section 2.3     Relationship. With respect to securities and other financial assets, the Custodian is a securities intermediary and the Trust is the entitlement holder. With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank and the Trust is the bank’s customer. If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer. The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the Trust. The Custodian does not otherwise agree to treat cash as a financial asset. The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

SECTION 3.	ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD IN THE UNITED STATES.

SECTION 3.1     HOLDING SECURITIES. The Custodian may deposit and maintain securities or other financial assets of a Trust in a U.S. Securities System. Upon receipt of Proper Instructions on behalf of a Trust, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Trust and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System. The Custodian shall hold and physically segregate for the account of each Trust all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Trust, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.6 in an account of an Underlying Transfer Agent. The Custodian may at any time or times in its discretion appoint any other bank or trust company, as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct. The appointment of any agent shall not relieve the Custodian of any of its duties hereunder and the Custodian shall remain liable for the acts or omissions of such agents as if the Custodian had committed such acts or omissions itself. The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.

SECTION 3.2     REGISTRATION OF SECURITIES. Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the applicable Trust or in the name of any nominee of a Trust or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby. All securities accepted by the Custodian on behalf of the Trust under the terms of this Agreement shall be in “street name” or other good delivery form. However, if a Trust directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize commercially reasonable efforts only to timely collect income due the Trust on the securities and other financial assets and to promptly and timely notify the Trust of relevant issuer actions including, without limitation, corporate actions, pendency of calls, maturities, tender or exchange offers.

SECTION 3.3     BANK ACCOUNTS. The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of each Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Trust. Each such account shall constitute a "deposit account" of which such Trust is the "customer," as such terms are defined in the UCC. Funds held by the Custodian for a Trust may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

Section 3.3A     SPECIALIZED ETF SERVICES. Subject to and in accordance with the directions of the Sponsor, the Custodian shall determine for each Trust after the end of each trading day on the Exchange, in accordance with the respective Trust’s policies and in accordance with the procedures set forth in the Prospectus, the amount of Digital Assets and/or cash required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Trust on such date. The Custodian shall provide or cause to be provided this information to the Sponsor, the Trust’s distributor and other persons as instructed according to the policies established by the Trust and/or instructions from an officer of the Trust and/or Sponsor and shall disseminate such information on each day that the Exchange is open, including through the facilities of the National Securities Clearing Corporation and/or The Depository Trust Company, as applicable, prior to the opening of trading on the Exchange to the extent required.

Section 3.4     COLLECTION OF INCOME. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which a Trust shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent, and shall credit such income, as collected, to such Trust’s custodian account. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder. The Custodian shall credit income to the Trust as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Trust in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Trust may be charged at the Custodian’s applicable rate for time credited.

SECTION 3.5     DELIVERY OUT. The Custodian shall release and deliver out domestic securities and other financial assets of a Trust held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of, and in accordance with, Proper Instructions on behalf of the applicable Trust, specifying the domestic securities or financial assets held in the United States to be delivered out and the person or persons to whom delivery is to be made. The Custodian shall pay out cash of a Trust upon receipt of, and in accordance with, Proper Instructions on behalf of the applicable Trust, specifying the amount of the payment and the person or persons to whom the payment is to be made.

SECTION 3.6     DEPOSIT OF Trust ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares of a Trust shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)	Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Trust, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Trust.

2)	Upon receipt of Proper Instructions to purchase Underlying Shares for the account of a Trust, the Custodian shall pay out cash of the Trust as so directed to purchase the Underlying Shares and record the payment from the account of the Trust on the Custodian’s books and records.

3)	Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of a Trust, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Trust on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of such Trust on the Custodian’s books and records.

SECTION 3.7     PROXIES. The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Trust, if the securities or other financial assets are registered otherwise than in the name of the Trust or a nominee of the Trust, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

SECTION 3.8     COMMUNICATIONS. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the applicable Trust for each Trust all written information received by the Custodian from issuers of the securities and other financial assets being held for the Trust. The Custodian shall transmit promptly to the applicable Trust all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the applicable Trust all written information received by the Custodian regarding any class action or other collective litigation relating to the Trust’s securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Trust, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Trust beyond such forwarding of written information received by the Custodian except as may otherwise be mutually agreed to in writing between the Custodian and a Trust.

SECTION 4.	RESERVED.

SECTION 5.	ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD OUTSIDE THE UNITED STATES.

SECTION 5.1.     APPOINTMENT OF FOREIGN SUB-CUSTODIANS. Each Trust hereby authorizes and instructs the Custodian to employ as sub-custodians for the Trust’s securities and other assets maintained outside the United States in the countries listed in the Custodian’s Client Publications (“foreign countries”) the foreign banking institutions designated in the Custodian’s Client Publications (“foreign sub-custodians”).

SECTION 5.2.     FOREIGN SECURITIES SYSTEMS. Except as may otherwise be agreed upon in writing by the Custodian and a Trust, securities of the Trust shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each, as listed in the Custodian’s Client Publications , a “Foreign Securities System”).

SECTION 5.3.     HOLDING SECURITIES. Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a foreign country through arrangements implemented by the Custodian or a foreign sub-custodian, as applicable, in the foreign country. The Custodian shall identify on its books as belonging to the Trust the foreign securities and other financial assets held by each foreign sub-custodian or Foreign Securities System and shall provide such information. The Custodian may hold foreign securities and other financial assets for all of its customers, including the Trusts, with any foreign sub-custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of a Trust maintained in the account shall identify those securities and other financial assets as belonging to the Trust and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of other customers of the foreign sub-custodian.

SECTION 5.4.     REGISTRATION OF FOREIGN SECURITIES. Foreign securities and other financial assets held outside of the United States maintained in the custody of a foreign sub-custodian and that are not bearer securities shall be registered in the name of the applicable Trust or in the name of the Custodian or in the name of any foreign sub-custodian or in the name of any nominee of any of the foregoing. The Trust on behalf of the Trust agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets. The Custodian or a foreign sub-custodian reserves the right not to accept securities or other financial assets on behalf of a Trust under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

SECTION 5.5.     INDEMNIFICATION BY Foreign Sub-custodians. Each contract pursuant to which the Custodian employs a foreign sub-custodian shall, to the extent possible, require the foreign sub-custodian to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the foreign sub-custodian’s performance of its obligations. At a Trust’s election, a Trust shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Trust has not been made whole for the loss, damage, cost, expense, liability or claim. In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name, with respect to a foreign sub-custodian.

SECTION 5.6     BANK ACCOUNTS.

5.6.1     GENERAL. The Custodian shall identify on its books as for the account of the applicable Trust the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian. The Custodian shall maintain cash deposits in on book currencies on its balance sheet. The Custodian shall be liable for such balances. If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Trust of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Trust with a foreign sub-custodian. The Custodian shall not maintain the cash deposit on its balance sheet. The foreign sub-custodian will be liable for such balance directly to the Trust. All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the foreign sub-custodian acting pursuant to the terms of this Agreement. Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of the Commonwealth of Massachusetts. The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

5.6.2     NON-U.S. BRANCH AND NON-U.S. DOLLAR DEPOSITS. In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

SECTION 5.7.     COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Trust shall be entitled and shall credit such income, as collected, to the applicable Trust. If extraordinary measures are required to collect the income or payment, the Trust and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 5.8.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

5.8.1     DELIVERY OUT. The Custodian or a foreign sub-custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by a Trust and held by the Custodian or such foreign sub-custodian, or in a Foreign Securities System account, only upon receipt of, and in accordance with, Proper Instructions, specifying the foreign securities to be delivered and the person or persons to whom delivery is to be made. The Custodian shall pay out, or direct the respective foreign sub-custodian or the respective Foreign Securities System to pay out, cash of a Trust only upon receipt of, and in accordance with, Proper Instructions specifying the amount of the payment and the person or persons to payment is to be made.

5.8.2     MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Trusts and delivery of Foreign Assets maintained for the account of the Trusts may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

5.8.3     SETTLEMENT PRACTICES. The Custodian shall provide to each Trust, or Sponsor the information with respect to custody and settlement practices in countries in which the Custodian employs a foreign sub-custodian described in the Client Publications at the time or times set forth therein. The Custodian may revise the Client Publications from time to time.

SECTION 5.9     SHAREHOLDER OR BONDHOLDER RIGHTS. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights including delivery to the Trust of any proxies, proxy soliciting materials and all applicable notices, with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued. The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights. Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of a Trust to exercise shareholder and bondholder rights.

SECTION 5.10.  COMMUNICATIONS. The Custodian shall transmit promptly to the applicable Trust written information with respect to materials received by the Custodian through foreign sub-custodians from issuers of the foreign securities and other financial assets being held outside the United States for the account of a Trust. The Custodian shall transmit promptly to the applicable Trust written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the Trust all written information received by the Custodian through foreign sub-custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Trust regarding any class action or other collective litigation relating to the Trust’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an foreign sub-custodian for the account of the Trust, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Trust beyond such forwarding of written information received by the Custodian, except as may otherwise be mutually agreed to in writing between the Custodian and a Trust.

SECTION 6.	FOREIGN EXCHANGE.

SECTION 6.1.     GENERALLY. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

SECTION 6.2.     TRUST ELECTIONS. Each Trust (or its Sponsor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Trust or its Sponsor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Trust (or its Sponsor) instructs the Custodian, on behalf of the Trust, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to any Trust, its Sponsor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by any Trust (or its Sponsor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

SECTION 6.3.     TRUST ACKNOWLEDGEMENT. Each Trust acknowledges that in connection with all foreign exchange transactions entered into by the Trust (or its Sponsor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to any Trust or its Sponsor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to any Trust or its Sponsor; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the applicable Trust or its Sponsor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the applicable Trust or the Sponsor or (ii) as established by the sub-custodian from time to time.

SECTION 6.4.     TRANSACTIONS BY STATE STREET. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the applicable Trust (or its Sponsor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Trust (or its Sponsor), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Trust or the Sponsor.

SECTION 6A.	CONTRACTUAL SETTLEMENT SERVICES (PURCHASE/SALES).

SECTION 6A.1     GENERAL. The Custodian shall, in accordance with the terms set out in this Section 6A, debit or credit the appropriate deposit account of the applicable Trust on a contractual settlement basis in connection with the purchase of securities or other financial assets for the Trust or the receipt of the proceeds of the sale or redemption of securities or other financial assets.

SECTION 6A.2     PROVISION OF SERVICES. The services described in Section 6A.1 (the “Contractual Settlement Services”) shall be provided as such Trust may from time to time request for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the applicable Trust on behalf of each Trust, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Trust.

SECTION 6A.3     Purchase Consideration. The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of the Trust as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market. The Custodian shall promptly recredit the amount at the time that the Trust notifies the Custodian by Proper Instruction that the transaction has been canceled.

SECTION 6A.4     SALES AND REDEMPTIONS. A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of the Trust as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market. The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities of other financial assets (excluding financial assets subject to any third party lending arrangement entered into by a Trust) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

SECTION 6A.5.     REVERSALS OF PROVISIONAL CREDITS OR DEBITS. The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable. The Trust shall be responsible for any costs or liabilities resulting from such reversal except in circumstances where the reversal is caused by the Custodian’s failure to act in accordance with the Standard of Care. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Trust to the Custodian and may be debited from any deposit or other account held for the benefit of the Trust.

SECTION 7.        TAX SERVICES.

SECTION 7.1     TRUST INFORMATION. Each Trust will provide documentary evidence of its tax domicile, organizational specifics and other documentation and information as may be reasonably required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Trust may be entitled that is not applicable to the general nationality and category of person to which the Trust belongs under general laws and treaty obligations and documentation and information required in relation to countries where the Trust engages or proposes to engage in investment activity or where Trust assets are or will be held.

The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act. In giving such documentation and information, the Trust represents and warrants, to the best of its knowledge, that it is true and correct in all material respects and that it will provide the Custodian with all necessary corrections or updates within a commercially reasonable time of becoming aware of any changes or inaccuracies in the documentation or information supplied.

SECTION 7.2     TAX RESPONSIBILITY. The Trust shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of the Trust or any transactions related thereto. Subject to compliance by the Trust with its obligations under Section 7.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Trust pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian. If any Taxes become payable with respect to any prior payment made to the Trust by the Custodian or otherwise, the Custodian shall notify the Trust promptly and thereafter may apply any credit balance in the Trust’s deposit account to the extent necessary to satisfy such Tax obligation. The Custodian shall reasonably facilitate each Trust’s fulfillment of tax obligations, such as executing ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Trust held by it and in connection with transfers of securities. The Trust shall remain liable for any tax deficiency. The Custodian is not liable for any tax obligations relating to the Trust, other than those Tax services as set out specifically in this Section 7. The Trust agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel. The capitalized terms “Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) the Trust.

SECTION 7.3     TAX RELIEF. The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications. Subject to the preceding sentence and compliance by the Trust with its obligations under Section 7.1, the Custodian will file claims for exemptions, reductions of withholding tax, and refunds of any tax paid or tax credits which apply in each applicable market (domestic or foreign) in respect of income payments on securities for the benefit of the Trust. The Custodian shall provide information on reduction at source and tax reclaim processing in its Tax Entitlement Service Overview made available to the Trust on the Custodian’s customer portal, “my.statestreet.com.” The Custodian shall maintain tax entitlement accruals for possible tax benefits available in markets of investment and monitor tax entitlements and tax reclaim accruals based on existing situations in markets of investment with respect to the Trust’s entitlements. The Custodian shall facilitate communications to the Trust’s local tax consultants and foreign sub-custodians with respect to reporting, payment and filing requirements regarding capital gains processing. Unless otherwise informed by the Trust, the Custodian shall be entitled to apply categorical treatment of the Trust according to its nationality, particulars of its organization and other relevant details supplied by the Trust.

SECTION 8.	PAYMENTS FOR SALES OR REDEMPTIONS OF TRUST INTERESTS.

Section 8.1     PAYMENT FOR SHARES ISSUED. If a Trust shall sell any Shares, the Trust shall deliver instructions, or cause the Trust’s transfer agent to provide instructions, to the Custodian, specifying the amount of cash, if any, to be received by the Custodian in connection with the sale of such Shares and specifically allocated to the Trust’s account. The Custodian will provide timely notification to the Trust and its transfer agent of any receipt of the cash payments by the Custodian.

Section 8.2     PAYMENT FOR SHARES REDEEMED. Whenever the Trust desires Custodian to make a payment, if any, out of cash held by Custodian hereunder in connection with a redemption of any Shares, the Trust shall deliver instructions, or cause the Trust’s transfer agent to provide instructions, to the Custodian, specifying the total amount of cash, if any, to be paid, for the redemption of such Shares, and the Custodian shall make such payment out of the cash held in the Trust’s Account in accordance with such instructions.

SECTION 9.	PROPER INSTRUCTIONS.

SECTION 9. 1     FORM AND SECURITY PROCEDURES. Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Trust has followed any security procedures agreed to from time to time by the applicable Trust and the Custodian. The Custodian may agree to accept oral instructions in accordance with agreed security procedures, and in such case oral instructions will be considered Proper Instructions. The applicable Trust shall cause all oral instructions to be confirmed in writing, provided that the Trust’s failure to do so shall not impact the Custodian’s authority to rely on such oral instructions. The Custodian shall only accept instructions from the person or persons on the current list of authorized persons as provided or agreed to by the applicable Trust in writing and as may be amended from time to time.

SECTION 9.2     RELIANCE ON OFFICER’S CERTIFICATE. Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Trust shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Trust. The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

SECTION 9.3     UNTIMELY PROPER INSTRUCTIONS. If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction).

SECTION 10.	ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the applicable Trust:

1)	Make payments to itself or others for minor, normal, routine expenses to facilitate the settlement of securities transactions that are customary in the market in which the Trust trading and relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Trust;

2)	Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)	Endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Trust except as otherwise directed by the Sponsor.

SECTION 11.	RESERVED.

SECTION 12.	RECORDS.

The Custodian shall with respect to each Trust create and maintain all records relating to its activities and obligations under this Agreement in such manner as may be agreed to from time to time by the applicable Trust and the Custodian. All such records shall be the property of the applicable Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. The Custodian shall, at any Trust’s request, supply the Trust with a tabulation of securities owned by each Trust and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by a Trust, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trust by state or federal regulatory agencies, to produce the records of the Trust or the Custodian’s personnel as witnesses, the Trust agrees to pay the Custodian for the Custodian’s reasonable time and expenses, as well as the reasonable fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement. The Custodian shall, to the extent permitted by law, provide notice to the applicable Trust promptly (in view of all the facts and circumstances) after receipt of any request for records relating to any investigation, examination or inspection of the Trust by the Trust’s supervisory or regulatory authorities. The Custodian shall provide the applicable Trust with an update on the fees and expenses incurred in responding to any such requests for records and shall cooperate in any efforts of the Trust or its designee to seek a protective order to the extent permitted by law and reasonably requested at the Trust’s expense.

SECTION 13.	TRUST’S INDEPENDENT ACCOUNTANTS; REPORTS.

SECTION 13.1     OPINIONS. The Custodian shall take all reasonable action, as a Trust may from time to time request, to obtain from year to year favorable opinions from the Trust’s independent accountants with respect to its activities hereunder.

SECTION 13.2     REPORTS. Upon reasonable request of a Trust, the Custodian shall provide the Trust with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the Trust with such reports as the Trust may reasonably request.

SECTION 14.	CUSTODIAN’S STANDARD OF CARE; EXCULPATION.

14.1       STANDARD OF CARE. In carrying out the provisions of this Agreement, the Custodian shall act in good faith, diligence that a professional provider of custody services would observe in carrying out all of the duties and obligations under this Agreement taking into account generally applicable industry standards and practices, without negligence, and reasonable care (altogether, the “Standard of Care”) at all times in its performance of all services performed under this Agreement.

14.2       RELIANCE ON PROPER INSTRUCTIONS. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Trust and has had a reasonable time to act thereon. The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its reasonable discretion, that is has received any required clarification or authentication of Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it in good faith to be genuine and to have been properly executed by or on behalf of the applicable Trust.

14.3       OTHER RELIANCE. The Custodian is authorized and instructed to rely upon the information that the Custodian receives from the Trust or any third party on behalf of the Trust (including, without limitation, any confirmation received from the Trust, Sponsor or any other authorized person as to the delivery by an Authorized Participant of required Digital Assets determined to be sufficient for the related issuance of Creation Units). The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of any Trust. The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by the Trust arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Trust by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder. The Custodian shall be entitled to rely on and may act upon reasonable advice of reputable counsel (who may be counsel for any Trust) on all matters and shall be without liability for any good faith action reasonably taken or omitted pursuant to the advice in accordance with the Standard of Care. Unless otherwise agreed, the Custodian shall bear the cost of such advice of counsel.

14.4       LIABILITY FOR FOREIGN CUSTODIANS AND SUB-CUSTODIANS. The Custodian shall be liable for the acts or omissions of a foreign sub-custodian and of any sub-custodian selected by the Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Trust elects to invest.

14.5       INSOLVENCY AND COUNTRY RISK. The Custodian shall in no event be liable for (a) the insolvency of any foreign sub-custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by a Trust resulting from or caused by Country Risk.

14.6       FORCE MAJEURE AND THIRD PARTY ACTIONS. The Custodian shall be without responsibility or liability to any Trust for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts, except to the extent the losses or liabilities are attributable to the Custodian’s breach of its business continuity obligations under this Agreement; (b) errors by any Trust, its Sponsor or any other duly authorized person in their Proper Instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or unaffiliated domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of any Trust, its Sponsor or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold except to the extent caused by Custodian’s actions or inactions not in accordance with the Standard of Care; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, any Trust, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits except to the extent caused by Custodian’s acts or omissions not in accordance with the Standard of Care; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

14.7       INDIRECT/SPECIAL/CONSEQUENTIAL DAMAGES. Notwithstanding any other provision set forth herein, in no event shall the Custodian or any Trust be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement or a breach of this Agreement, regardless of whether either party has been advised of the possibility of such damages.

14.8       DELIVERY OF PROPERTY. The Custodian shall not be responsible for any securities or other assets of a Trust which are not received by the Custodian or which are delivered out in accordance with Proper Instructions. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

14.9       NO INVESTMENT ADVICE. The Custodian has no responsibility to monitor or oversee the investment activity undertaken by any Trust or its Sponsor. The Custodian has no duty to ensure or to inquire whether the Sponsor complies with any investment objectives or restrictions agreed upon between a Trust and the Sponsor or whether the Sponsor complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by any Trust on its behalf.

14.10       COMMUNICATIONS. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of a Trust at any time held by the Custodian unless (a) the Custodian or the foreign sub-custodian is in actual possession of such securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least three business days prior to the date on which the Custodian is to take action to exercise the right or power.

14.11        LOANED SECURITIES. If applicable, income due to each Trust on securities or other financial assets loaned shall be the responsibility of the applicable Trust. The Custodian will have no duty or responsibility in connection with loaned securities or other financial assets, other than to provide the applicable Fund Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Trust is entitled, unless otherwise mutually agreed to between the parties.

14.12       TRADE COUNTERPARTIES. A Trust’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or redemption of securities or other financial assets will be at the Trust’s sole risk, and the Custodian shall not be obligated to make demands on the Trust’s behalf if the Trust’s counterparty defaults. If a Trust’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Trust’s Sponsor of the failure within a reasonable time after the Custodian became aware of the failure.

14.13       LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. In any and every case where payment for purchase of domestic securities for the account of a Trust is made by the Custodian in advance of receipt of the securities purchased in the absence of Proper Instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

SECTION 15.	COMPENSATION AND INDEMNIFICATION OF CUSTODIAN; SECURITY INTEREST.

SECTION 15.1     COMPENSATION. The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between each Trust on behalf of each applicable Trust and the Custodian.

SECTION 15.2     INDEMNIFICATION. Each Trust, severally and not jointly, agrees to indemnify the Custodian and to hold the Custodian harmless from and against any direct loss, cost, or expense sustained or incurred by the Custodian (including its agents or subcustodians) in acting or omitting to act under or in respect of this Agreement if the Custodian (including its agents or subcustodians) acts or omits to act in accordance with its Standard of Care, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to a Trust pursuant to Section 7, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against the Trust or the Custodian as custodian of the assets of the Trust. If a Trust instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust being liable therefor, the Trust, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian. The Custodian agrees to indemnify, defend and hold harmless each Trust from any direct loss, cost, or expense sustained or incurred by the Trust resulting from the acts or omissions of the Custodian or its agents or subcustodians not in accordance with the Standard of Care. Each party will use reasonable efforts to mitigate any losses in respect of which it claims indemnification hereunder. Upon the assertion of a claim for which an indemnifying party may be required to indemnify the indemnified party, the indemnified party shall promptly notify the indemnifying party of such assertion; provided, however, the failure to notify the indemnifying party will not relieve such party of any liability under this section, except to the extent such failure materially prejudices the investigation and/or defense of the indemnified claim. The indemnified party shall keep the indemnifying party advised with respect to all material developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name, unless the Custodian is the indemnified party and is seeking indemnification from multiple customers for claims based on common facts or otherwise relating to the indemnified claim. The indemnifying party shall not settle an indemnified claim without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, provided that the indemnifying party will have the right to settle a claim without the consent of the indemnified party if such settlement (i) involves only the payment of money, (ii) fully and unconditionally releases the indemnified party from any liability in exchange for the amount paid in settlement, and (iii) does not include any admission of fault or liability in relation to the indemnified party.

SECTION 15.3     SECURITY INTEREST. Each Trust hereby grants to the Custodian, to secure the payment and performance of the Trust’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and setoff against all cash and all securities and other financial assets at any time held for the account of such Trust by or through the Custodian. The obligations include, without limitation, the Trust’s obligations to reimburse the Custodian if the Custodian or any of its affiliates, subsidiaries or agents advances cash or securities or other financial assets to the Trust for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligence, fraud or willful misconduct, as well as the Trust’s undisputed obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2. Should the Trust fail to reimburse or otherwise pay the Custodian any obligation under this Agreement timely, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of the Trust’s assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Trust's payment or reimbursement obligations, whether contingent or otherwise.

SECTION 16.	EFFECTIVE PERIOD AND TERMINATION.

SECTION 16.1     TERM. This Agreement shall remain in full force and effect for an initial term ending February 28, 2029. After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be.

SECTION 16.2   TERMINATION. Either party may terminate this Agreement: (a) in the event of the other party’s material breach of a provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice being given by the non-breaching party of the breach, (b) immediately if the material breach cannot be cured; or (c) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction or at the direction of such party’s regulators. A Trust may also terminate this Agreement as to the Trust in the event of a Change of Control of the Custodian. For purposes hereof, “Change of Control” means the occurrence of a transaction or a series of transactions by which a person: (i) acquires the direct or indirect ownership of a majority of the Custodian’s outstanding capital stock (or other form of equity interests) including by merger or otherwise; (ii) obtains the voting power to elect a majority of the directors of the Custodian’s board of directors (or other similar governing body); or (iii) acquires or exclusively licenses directly or indirectly all or substantially all of a Custodian’s assets that are the subject matter of this Agreement, for example, the sale of any of Custodian’s ETF custody, ETF accounting, or other ETF services businesses.

SECTION 16.3     PAYMENTS OWING TO THE CUSTODIAN. Upon termination of this Agreement pursuant to Section 16.1 or 16.2, the applicable Trust shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges as documented by State Street in the Fee Schedule or fee charges provided prior to the execution of this Agreement. In the event of any Trust's termination of this Agreement for any reason other than (a) as set forth in Section 16.1 or 16.2 or (b) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Trust, the applicable Trust shall pay to the Custodian any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to the Trust) and shall reimburse the Custodian for its other fees, expenses and charges. Upon receipt of such payment and reimbursement, the Custodian will deliver the Trust’s cash and its securities and other financial assets as set forth in Section 17.

SECTION 16.4     EXCLUSIONS. No payment will be required pursuant to clause (b) of Section 16.3 in the event of any transaction consisting of (a) the liquidation or dissolution of a Trust and distribution of the Trust’s assets as a result of its determination in its reasonable business judgment that such liquidation or dissolution is in the best interests of the Trust, (b) a merger of a Trust into, or the consolidation of a Trust with, another organization or series, or (c) the sale by a Trust of all or substantially all of its assets to another organization or series and, in the case of a transaction referred to in the foregoing clause (b) or (c) the Custodian is retained to continue providing services to the Trust (or its respective successor) on substantially the same terms as this Agreement.

SECTION 16.5     EFFECT OF TERMINATION. Termination of this Agreement with respect to any one particular Trust shall in no way affect the rights and duties under this Agreement with respect to any other Trust to the extent not terminated. Following termination with respect to a Trust, the Custodian shall have no further responsibility to forward information under Section 3.7 or 5.10. The provisions of Sections  7, 14, 15, 17, 20.11 and 20.12 of this Agreement shall survive termination of this Agreement.

SECTION 17.	SUCCESSOR CUSTODIAN.

SECTION 17.1     SUCCESSOR APPOINTED. If a successor custodian shall be appointed for a Trust, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Trust then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Trust held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.

SECTION 17.2     NO SUCCESSOR APPOINTED. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Trust in accordance with the Proper Instructions.

SECTION 17.3     NO SUCCESSOR APPOINTED AND NO PROPER INSTRUCTIONS. If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company, which is “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all cash and all securities and other financial assets of the Trust then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Trust held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent. The transfer will be on such terms as are contained in this Agreement or terms as similar as reasonably possible that the Custodian may otherwise reasonably negotiate with the bank or trust company. Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Trust.

SECTION 17.4     REMAINING PROPERTY. If any cash or any securities or other financial assets of the Trust held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the applicable Trust to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termination shall be one indicator of what is considered fair compensation).The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply during such period.

SECTION 17.5     RESERVES. Notwithstanding the foregoing provisions of this Section 17, the Custodian may retain a reasonable amount of cash or securities or other financial assets of the Trust as a reserve reasonably established by the Custodian to secure the payments due and owing by Trust and any reasonably anticipated additional payments for obligations of the Trust secured by a security interest or right of recoupment or setoff in favor of the Custodian.

SECTION 18.	RESERVED.

SECTION 19.	RESERVED.

SECTION 20.	GENERAL.

SECTION 20.1     GOVERNING LAW. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules. Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

SECTION 20.2     RESERVED.

SECTION 20.3     PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements between each Trust and the Custodian relating to the custody of the Trust’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

SECTION 20.4     ASSIGNMENT; DELEGATION. Neither this Agreement nor any rights or obligations hereunder may be assigned by (a) any Trust without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Trust. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

Except as explicitly stated in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Custodian and the Trust, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Custodian and the Trust. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.

This Agreement does not constitute an agreement for a partnership or joint venture between the Custodian and the Trust.

The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Agreement without the consent or approval of any Trust. The Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself. The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, foreign sub-custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, foreign sub-custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 14 above. The Custodian will provide the Trust with information regarding its global operating model for the delivery of the services provided hereunder on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Custodian that perform or may perform parts of the services (excluding services performed by sub-custodians, U.S. Securities Systems and Foreign Securities Systems), and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Trust may reasonably request from time to time. Nothing in this paragraph shall limit or restrict the Custodian’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

SECTION 20.5     INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Trust, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of a Trust’s organic record and Prospectus. No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

SECTION 20.6     ADDITIONAL TRUST.

SECTION 20.6.1     ADDITIONAL TRUST. If any entity in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, the entity shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the entity shall become a Trust hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 20.7 below.

SECTION 20.7THE PARTIES; REPRESENTATIONS AND WARRANTIES. All references in this Agreement to the “Trust” are to each of the entities listed on Appendix A, and each entity made subject to this Agreement in accordance with Section 20.6 above, individually, as if this Agreement were between the individual Trust and the Custodian. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Trust as to which the matter pertains.

SECTION 20.7.1     TRUST REPRESENTATIONS AND WARRANTIES. Each Trust hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law to enter into and perform its obligations under this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) to its knowledge, no legal or administrative proceedings have been instituted or threatened which would materially impair the Trust’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.

SECTION 20.7.2     CUSTODIAN REPRESENTATIONS AND WARRANTIES. The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts and to enter into and perform its obligations under this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it; (f) it is in compliance with all laws applicable to it in the performance of services under this Agreement; and (g) it has and will maintain access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

SECTION 20.8     NOTICES. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Trust:	c/o T. ROWE PRICE ASSOCIATES, INC.

1307 Point Street

Baltimore, MD 21231

Attention: General Counsel

with a copy to:

T. Rowe Price Sponsor LLC

1307 Point Street

Baltimore, MD 21231

Attention: Secretary

To the Custodian:	STATE STREET BANK AND TRUST COMPANY

One Congress Street

Boston, MA, 02114

Attention: Corey Groves

Telephone: 1 978 735 9283

with a copy to:      STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

One Congress Street

Boston, MA 02114

Attention: Senior Vice President and Senior Managing Counsel

SECTION 20.9     COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

SECTION 20.10     SEVERABILITY; NO WAIVER. If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 20.11      CONFIDENTIALITY. All information provided under this Agreement by or on behalf of a party (the “Disclosing Party”) to the other party (the “Receiving Party”), whether in written, electronic or oral form, including, without limitation, information regarding the Disclosing Party’s business, operations or finances (“Confidential Information”) shall be treated as confidential. For the avoidance of doubt, all portfolio holdings and trading information of each Trust shall constitute Confidential Information of the Trust. The Receiving Party shall keep confidential and protect from unauthorized disclosure or misuse the Disclosing Party’s Confidential Information with the same degree of care as it would employ with respect to its own information of like importance which it does not desire to have published or disseminated, but in no event less than a reasonable degree of care. Subject to Section 20.12 below, all Confidential Information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 20.12 below), including financial and operational management and reporting, risk management, and legal and regulatory compliance. The Receiving Party shall not use any Confidential Information of the Disclosing Party for the Receiving Party’s own purposes, including marketing, customer research, or market analytics, whether or not on an anonymized or aggregate basis. The Custodian shall not use any Confidential Information of the Trust for any investment or trading purpose and shall maintain policies, procedures and other measures, including a code of ethics or similar policy, consistent with industry best practices, to ensure compliance with all applicable securities laws by it and any other entity or individual with access to portfolio holdings or trading information. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process (provided that, unless prohibited by law or regulation, promptly on receipt of any order compelling such disclosure, the Receiving Party shall notify the Disclosing Party in writing of such requirement to disclose so that the Disclosing Party has a reasonable opportunity to obtain a protective order at the Disclosing Party’s expense), (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. The parties agree that unauthorized disclosure of Confidential Information may cause irreparable damage to the Disclosing Party and, therefore, in such cases, the Receiving Party agrees to waive any defense that an adequate remedy at law is available if the Disclosing Party seeks to obtain injunctive relief against any such breach or any threatened breach. Each party will be responsible for any use or disclosure of Confidential Information of the Disclosing Party in breach of this Agreement, by its Representatives (as defined below) as though such party had used or disclosed such Confidential Information itself. Upon expiration or termination of this Agreement, upon the request of the Disclosing Party, all copies of Confidential Information of the Disclosing Party shall be destroyed or returned to the Disclosing Party, at the Disclosing Party’s discretion. Notwithstanding the foregoing, a Receiving Party may retain copies of the Disclosing Party’s Confidential Information and shall have no obligation to destroy or return such copies to the extent the Receiving Party maintains such information in accordance with this Agreement and such retention is required pursuant to (i) applicable laws, regulations, or regulatory authority, (ii) the Receiving Party’s internal policies and procedures, or (iii) the Receiving Party’s routine archiving and electronic backup and storage policies and systems.

SECTION 20.12     USE OF DATA.

SECTION 20.12.1 In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.12 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Trust and share such information with its Affiliates, agents, consultants, employees, attorneys, accountants, service providers, sub-custodians and other similar advisors that have a reasonable need to know such Confidential Information for purposes of meeting Custodian’s obligations under this Agreement (“Representatives”) in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Trust and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance, and internal client service management purposes of the Custodian and its Affiliates.

SECTION 20.12.2 Except as expressly contemplated by this Agreement, nothing in Sections 20.11 and 20.12 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate or Representative to which it has disclosed Confidential Information pursuant to this Agreement to comply at all times with confidentiality and data-protection obligations under this Agreement as if it were a party to this Agreement.

SECTION 20.13     DATA PRIVACY. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

SECTION 20.14     REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 20.15     REGULATION GG. Each Trust represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

SECTION 20.16     SHAREHOLDER COMMUNICATIONS ELECTION. Rule 14b-2 under the Securities Exchange Act, 1934 (the “Rule”), requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs each Trust to indicate whether it authorizes the Custodian to provide such Trust’s name, address, and share position to requesting companies whose securities the Trust owns. If a Trust tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Trust tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Trust as consenting to disclosure of this information for all securities owned by the Trust or any funds or accounts established by the Trust. For a Trust’s protection, the Rule, as applicable, prohibits the requesting company from using the Trust’s name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Trust’s name, address, and share positions.

NO [X ] The Custodian is not authorized to release the Trust’s name, address, and share positions.

SECTION 20.17     LIMITED LIABILITY OF TRUSTS. The obligations of each Trust under this Agreement are not binding upon any of the directors, officers, employees, agents or shareholders of the Trust individually, but bind only the property of the applicable Trust and no other Trust. The Custodian agrees to look solely to the assets of the applicable Trust for the satisfaction of any liability in respect of the Trust under this Agreement and will not seek recourse against such directors, officers, employees, agents or shareholders, or any of them, or any of their personal assets for such transaction.

SECTION 20.18     BUSINESS CONTINUITY. AND INFORMATION SECURITY.

20.18.1 The Custodian will at all times maintain a business contingency plan and a disaster recovery plan and will take commercially reasonable measures to maintain and periodically test such plans. The Custodian will implement such plans following the occurrence of an event which results in an interruption or suspension of the services to be provided by the Custodian.

20.18.2 The Custodian will maintain commercially reasonable information security systems and controls, which include administrative, technical, and physical safeguards that are designed to: (i) maintain the security and confidentiality of each Trust’s data; (ii) protect against any anticipated threats or hazards to the security or integrity of each Trust’s data, including appropriate measures designed to meet legal and regulatory requirements applying to the Custodian; and (iii) protect against unauthorized access to or use of each Trust’s data. In the event the Custodian becomes aware of critical vulnerabilities in its information security systems and controls, the Custodian will use commercially reasonable efforts to remediate such vulnerabilities within a reasonable period of time.

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

EACH OF THE T. ROWE PRICE ENTITY SET FORTH ON APPENDIX A HERETO

By: T. Rowe Price Sponsor LLC, as Sponsor on behalf of each entity

By:	/s/ Jean-Marc Corredor
Name: Jean-Marc Corredor
Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Eruch A. Mody
Name: Eruch A. Mody
Title: Senior Managing Director

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

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